Exhibit 23.1
LANVISION SYSTEMS, INC.

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report on Form 10-K of LanVision Systems, Inc. of our report dated March 15, 2000, included in the 1999 Annual Report to Stockholders of LanVision Systems, Inc.

Our audits also included the financial statement schedule of LanVision Systems, Inc. listed in Item 14. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule, referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the following Registration Statements and related prospectuses of LanVision Systems, Inc. of our report dated March 15, 2000, with respect to the consolidated financial statements and schedule of LanVision Systems, Inc. incorporated by reference in the Annual Report on Form 10-K for the year ended January 31, 2000.

           Form                    Registration No.                   Description
           ----                    ----------------                   -----------
            S-8                        333-28055            1996 Employee Stock Purchase Plan
            S-8                        333-18625            1996 Employee Stock Option Plan
            S-8                        333-20765            1996 Non-Employee Directors Stock Option Plan
            S-8                        333-20761            Robert F. Golden and Jeffrey L. VanVoorhis
                                                              Option Agreements (As Amended)
            S-8                        333-20763            George E. Castrucci Option Agreement


Cincinnati, Ohio                                         /s/ Ernst & Young LLP
April 17, 2000